Exhibit 99.1

Nightfood Ice Cream Challenging Leading National Brand in Hotel Pint Sales Just Months into Launch, According to Impulsify POS Sales Data

Tarrytown, NY, September 13, 2022 – Nightfood Holdings, Inc. (OTCQB: NGTF), the company pioneering the sleep-friendly nighttime snacking category, today announced that independent Impulsify sales data across a subsection of qualifying hotel lobby marketplaces indicate that Nightfood ice cream pints are selling at quantities approaching Haagen Dazs and greater than other more established brands.

Impulsify is an industry leader in hotel marketplace intelligence, compiling real-time proprietary retail sales data from millions of hotel retail transactions rung into their point-of-sale solutions. This sales data is used within the industry to identify emerging trends, best sellers, and to optimize product mixes based on type of hotel, guest profiles, and geolocation.

100% of the hotel properties in the Unites States which feature Impulsify’s point-of-sale tracking system and which offered Nightfood plus any other brands of pint ice cream during the months of July and August 2022 were included in this analysis. Several of the largest hotel brands in the world are represented among the 42 hotel marketplaces that qualified. Hotel locations where Nightfood was the only brand of ice cream pint available were excluded from the data set.

According to the data, Nightfood pints represented 32% of all pint ice cream sales in the 42 qualifying hotels. Haagen Dazs led the way with 39% of pint sales. The remaining 29% of the sales consisted mainly of Blue Bell, Ben & Jerry’s, Talenti, Halo Top, and Baskin Robbins pints.

In the 24 hotels that sold only Nightfood and Haagen Dazs pints, Nightfood had higher sales in 10 of those locations, Haagen Dazs outsold Nightfood in 13, and one location had identical unit sales for the two brands.

“For an emerging brand to capture such a large percentage of sales so quickly indicates our unique sleep-friendly value proposition is resonating powerfully in the hotel environment,” remarked Nightfood Marketing Manager Simon Dang. “This volume is not the result of advertising or price discounting. It’s simply about having the right product in the right place at the right time. Our goal is to be the top selling snack in the hotel vertical in every category we enter, and we think it’s just a matter of time before we overtake Haagen Dazs in ice cream pints.”

“It’s an impressive accomplishment for a brand just entering distribution to challenge the top of their category so quickly,” added Janine Williams, Founder and CEO of Impulsify. “The data tells us that hotel chains adding Nightfood will not need to sacrifice revenue or margin to support their guests with better nighttime snack options. I can envision Nightfood being a top-selling hotel snack brand across multiple categories, and we’re already recommending it to all our hotel clients.”

Management believes this independent industry sales performance data will help accelerate the brand’s distribution growth.

“We’re excelling in the single most important metric right now, which is relative sales,” commented Sean Folkson, Nightfood CEO. “That equals proof of concept, independently verified by Impulsify sales data, which carries tremendous industry credibility. There are 56,000 hotels out there and our vision is to dominate the snack sales in every one of them.”

Folkson continued, “Our absolute unit sales per property are below the velocities experienced during our controlled pilot test last year. I believe that’s partially due to the fact that hotels have our pints priced 20-85% higher than during the test period, with many hotels selling Nightfood at $10 a pint or more. But our unit sales are already pushing Haagen Dazs and I expect additional distribution of both our ice cream and cookies to be the direct result.”

Nightfood ice cream pints were introduced into national hotel distribution in May 2022 as the result of a successful 2021 pilot test with a leading global hospitality company. This Impulsify sales data aligns with information previously communicated to Nightfood management by their hospitality partner regarding Nightfood’s early success in hotel retail and upcoming plans for expansion into additional national hotel chains.

About Impulsify

Impulsify provides self-service retail technology, design services, and business intelligence to maximize incremental revenue opportunities in commercial real estate common areas like hotel lobbies, co-working spaces, and multi-family residential complexes. Impulsify technology and design solutions completely automate retail deployment and management to increase profitability and minimize operational impact of unattended retail stores for non-retail businesses.

About Nightfood

Nightfood is pioneering the category of sleep-friendly nighttime snacking.

Over 80% of Americans snack regularly at night, resulting in an estimated 700 million nighttime snack occasions weekly, and an annual spend on night snacks of over $50 billion. The most popular choices are ice cream, cookies, chips, and candy. Recent research confirms such snacks, in addition to being generally unhealthy, can impair sleep, partly due to excess fat and sugar consumed before bed.

Nightfood’s sleep-friendly snacks are formulated by sleep and nutrition experts to contain less of those sleep-disruptive ingredients, along with a focus on ingredients and nutrients that research suggests can support nighttime relaxation and better sleep quality.

The brand is currently focused on establishing widespread national distribution of its sleep-friendly snacks in the high-margin hotel vertical. Nightfood began rolling into hotels across the United States in May 2022. Management believes hotels have an obligation to help guests achieve better sleep at every touchpoint, and one way to do that is through the snacks hotels curated for guests in hotel grab-and-go lobby shops.

With an estimated 56,000 hotels across the United States, national distribution is expected to lead to profitability, consumer adoption of the nighttime snack category, and a strategically defensible position from which category leadership can be maintained.

Questions can be directed to investors@Nightfood.com

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Forward Looking Statements:

This current press release contains “forward-looking statements.” Statements in this press release which are not purely historical (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, sales projections, potential customers, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, (a) the inherent uncertainties associated with distribution of our products, (b) the market acceptance of our products at all levels of distribution and sale, including retail purchasers, wholesalers and hotel chains, (c) the success and commitment of our distribution partners to access distribution channels and successfully engage with sellers of our products, including, supermarkets and hotel chains, and our success in obtaining purchase orders from hotel chains, supermarkets and others, (d) competition from existing and new companies and products and (e) difficulties associated with obtaining financing on acceptable terms . These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Contact:

Simon Dang
simon@nightfood.com
718-635-2949

Investor Contact:

Stuart Smith

SmallCapVoice

investors@nightfood.com

888-888-6444, x3